SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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F5 Networks, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on February 13, 2003

TO SHAREHOLDERS OF F5 NETWORKS, INC.:

      The Annual Meeting of shareholders of F5 Networks, Inc. (the “Company”) for fiscal year end 2002 will be held on February 13, 2003 at 10:00 am Pacific Standard Time at F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect two Class I directors to hold office until the Annual Meeting of Shareholders for fiscal year end 2005 and until their successors are elected and qualified;

2. To consider and vote upon a proposal to amend the F5 Networks, Inc. 1998 Equity Incentive Plan to increase the number of shares of common stock issuable under the Plan by an additional 1,000,000 shares; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Only shareholders of record at the close of business on December 6, 2002 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

JOANN REITER
Secretary

Seattle, Washington

January 8, 2003

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the meeting, please complete, sign, date and mail promptly the accompanying proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. This will ensure the presence of a quorum at the meeting. If you attend the meeting, you may vote in person if you wish to do so even if you have previously sent in your proxy card.

EXECUTIVE COMPENSATION
Summary of Compensation
Stock Price Performance
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: AMENDMENT TO THE 1998 EQUITY INCENTIVE PLAN
Description of the 1998 Plan

F5 NETWORKS, INC.

401 Elliott Avenue West
Seattle, WA 98119

PROXY STATEMENT

FISCAL YEAR END 2002 ANNUAL MEETING OF SHAREHOLDERS

       F5 Networks, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on February 13, 2003, at 10:00 am, Pacific Standard Time at F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119, and at any adjournments thereof (the “Annual Meeting”). These materials are being mailed to shareholders on or about January 8, 2003.

      Only holders of the Company’s common stock (the “Common Stock”) as of the close of business on December 6, 2002 (the “Record Date”) are entitled to vote at the meeting. As of the Record Date, there were 26,028,285 shares of Common Stock outstanding.

      A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

      Each shareholder of record is entitled to one vote at the Annual Meeting for each share of Common Stock they hold on the Record Date. Shareholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company which are properly signed and that have not been revoked will be voted in accordance with their instructions. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and FOR approval of the increase in authorized shares under the Company’s 1998 Equity Incentive Plan. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the person named as proxy to vote the shares represented by the proxy card in her discretion.

      Under Washington law and the Company’s Second Amended and Restated Articles of Incorporation and Bylaws, if a quorum exists at the meeting, the two nominees for director who receive the greatest number of votes cast will be elected to the Board of Directors. Abstentions and broker non-votes will have no impact on the election of directors since they have not been cast in favor of or against any nominee. Under the Company’s Bylaws, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote shall be required to approve the amendment to the Company’s 1998 Equity Incentive Plan. Abstentions and broker non-votes can have the effect of preventing approval of this proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the shares entitled present and entitled to vote at the Annual Meeting.

      A shareholder may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Corporate Secretary of the Company at 401 Elliott Avenue West, Seattle, Washington 98119 before the Annual Meeting or at the Annual Meeting or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the shareholder actually votes in person at the meeting.

      The Board of Directors of the Company is soliciting the proxies accompanying this Proxy Statement. The Company will pay all of the costs of this proxy solicitation. In addition to mail solicitation, officers, directors, and employees of the Company may solicit proxies personally or by telephone, without receiving additional compensation. The Company, if requested, will pay brokers, banks and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

BOARD OF DIRECTORS

      The Board of Directors of the Company currently consists of six directors divided into three classes. Currently, the Class I directors are Karl D. Guelich and Keith D. Grinstein; the Class II directors are Alan J. Higginson and John McAdam; and the Class III directors are Jeffrey S. Hussey and Kenny Frerichs. At the Annual Meeting, the shareholders will vote on the election of two Class I directors to serve for three-year terms until the annual meeting of shareholders for fiscal year end 2005 and until their successors are elected and qualified. At present, the Class II directors will hold office until the Company’s annual meeting for fiscal year end 2003 and the Class III directors will hold office until the Company’s annual meeting for fiscal year end 2004. All directors will hold office until the annual meeting of shareholders at which their terms expire and the election and qualification of their successors.

Compensation of Directors

      Directors other than audit committee members currently receive no cash compensation from the Company for their services as members of the Board of Directors. Members of the audit committee are paid $35,000 annually. All Directors are reimbursed for certain expenses in connection with attending board and committee meetings. From time to time, certain non-employee directors have received grants of options to purchase shares of Common Stock. From June 1999 through February 2000, eligible non-employee directors received automatic grants of options to purchase 5,000 shares annually under the Company’s 1999 Non-Employee Directors’ Option Plan (“Director Plan”) with an exercise price equal to the fair market value of the Common Stock on the date of grant. All options granted under the Director Plan were fully vested and exercisable on the date of grant. The Director Plan was terminated as of the end of fiscal 2000.

      In January 2001, each of Messrs. Higginson, Guelich and Grinstein was granted an option to purchase 7,500 shares of Common Stock at an exercise price of $9.50 per share under the Company’s 1998 Equity Incentive Plan (the “1998 Plan”). In April 2001, each of Messrs. Higginson, Guelich and Grinstein was granted options to purchase 15,000 shares of Common Stock at an exercise price of $8.10 per share under the 1998 Plan. In May 2002, each of Messrs. Higginson, Guelich and Grinstein was granted options to purchase 15,000 shares of Common Stock at an exercise price of $11.12 per share under the 1998 Plan. All options granted under the 1998 Plan were fully vested and exercisable on the date of grant.

      All options granted to non-employee directors with an exercise price of $56.44 and above were canceled in November 2001.

      All non-employee directors who also serve on a board committee receive options to purchase 15,000 shares of Common Stock on the day of the Company’s annual meeting. These options will be fully vested and exercisable on the date of grant, and will have an exercise price equal to the closing price of the Company stock on the date of grant.

Committees of the Board

      The Board has standing Audit and Compensation Committees.

      The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. As described more fully in the charter, the functions of the Audit Committee are to recommend the retention of independent auditors to the Board of Directors, review and approve the planned scope, proposed fee arrangements and results of the annual audit, approve any proposed non-audit services to be provided by the independent auditors, review the adequacy of accounting and financial controls, review the independence of the auditors, and oversee the Company’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Messrs. Guelich, Higginson and Grinstein. Each

member of the Audit Committee satisfies the independence and financial literacy requirements of the rules of the NASDAQ Stock Market.

      The Compensation Committee’s function is to review and recommend the compensation for the executive officers and directors, including salaries, bonus levels and stock option grants. The Compensation Committee consists of Messrs. Guelich, Higginson and Grinstein.

      The Board of Directors does not have a standing nominating committee. Nominees for director are selected by the Board of Directors. The Board of Directors will consider written proposals from shareholders for nominees for director which are submitted to the Secretary of the Company in accordance with the procedures contained in this Proxy Statement under the caption, “Shareholder Proposals for the Annual Meeting for fiscal year end 2003” below.

Meetings of the Board and Committees

      The Company’s Board of Directors met or acted by unanimous written consent 8 times during fiscal 2002. The Audit Committee met 10 times and the Compensation Committee met or acted by unanimous written consent 3 times during fiscal 2002. The outside directors met 3 times during fiscal 2002, with no members of management present. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on either the Audit or Compensation Committees attended at least 75% of the committee meetings.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during fiscal 2002 were Messrs. Higginson, Grinstein and Guelich. None of the Company’s executive officers served during fiscal 2002 as a member of the board of directors or compensation committee of any entity that has had one or more executive officers which served as a member of the Company’s Board of Directors or Compensation Committee.

Nominees and Continuing Directors

      The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

      John McAdam, age 51, has served as our President, Chief Executive Officer and a director since July 2000. Prior to joining F5 Networks, Mr. McAdam served as General Manager of the Web server sales business at IBM from September 1999 to July 2000. From January 1995 until August 1999, Mr. McAdam served as the President and Chief Operating Officer of Sequent Computer Systems, Inc., a manufacturer of high-end open systems, which was sold to IBM in September 1999. Mr. McAdam holds a B.Sc. in Computer Science from the University of Glasgow, Scotland.

      Jeffrey S. Hussey, age 41, co-founded the Company in February 1996 and has served as a director since that time. From February 1996 through August 2002, Mr. Hussey was also Chairman of the Board, and from February 1996 to July 2000, our Chief Executive Officer and President. He served as our Chief Strategist from July 2000 through October 2001 and as our treasurer from February 1996 to March 1999. From June 1995 to February 1996, Mr. Hussey was Vice President of Alexander Hutton Capital L.L.C., an investment banking firm. From September 1993 to July 1995, he served as President of Pacific Comlink, an inter-exchange carrier providing frame relay and Internet access services to the Pacific Rim, which he founded in September 1993. Mr. Hussey holds a B.A. in Finance from Seattle Pacific University and an M.B.A. from the University of Washington.

      Alan J. Higginson, age 55, has served as one of our directors since May 1996. Mr. Higginson has been the President and CEO of Hubspan, Inc., an ebusiness infrastructure provider, since August 2001. From November 1995 to November 1998, Mr. Higginson served as President of Atrieva Corporation, a provider of advanced data backup and retrieval technology. From May 1990 to November 1995, Mr. Higginson served as Executive Vice President of Worldwide Sales and Marketing for Sierra On-line, a developer of multimedia software for the home personal computer market. From May 1990 to November 1995, Mr. Higginson served as President of Sierra On-line’s Bright Star division, a developer of educational software. Mr. Higginson holds a B.S. in Commerce and an M.B.A. from the University of Santa Clara.

      Karl D. Guelich, age 60, has served as one of our directors since June 1999. Mr. Guelich has been in private practice as a certified public accountant since his retirement from Ernst & Young in 1993, where he served as the Area Managing Partner for the Pacific Northwest offices headquartered in Seattle from October 1986 to November 1992. Mr. Guelich holds a B.S. degree in Accounting from Arizona State University.

      Keith D. Grinstein, age 42, has served as one of our directors since December 1999. He also serves as board chair for Coinstar, Inc., a coin counting machine company, and as lead outside director for Nextera, Inc. an economics-consulting firm. Mr. Grinstein is a partner of Second Avenue Partners, a venture capital fund. Mr. Grinstein’s past experience includes serving as President, Chief Executive Officer and Vice Chair of Nextel International, and as President and Chief Executive Officer of the Aviation Communications Division of AT&T Wireless Services (formerly McCaw Communications.) Mr. Grinstein received a BA from Yale University and a JD from Georgetown University.

      Kenny J. Frerichs, age 42, has served as one of our directors since July 2001. Mr. Frerichs has been the Vice President, Business Development for Nokia Internet Communications, a network security and virtual private network solutions provider, since July 2001 and Nokia’s General Manager of VPN products from March 2000 to July 2001. From March 1998 to March 2000, Mr. Frerichs served as President and CEO for Network Alchemy, a Santa Cruz based startup that developed clustered Virtual Private Networks solutions, which was acquired by Nokia in March 2000. From January 1997 to March 1998, Mr. Frerichs served as Vice President of Worldwide Sales for Wallop Software, an intranet-based business application software company. From January 1994 to January 1997, Mr. Frerichs served as Vice President, North American Sales for TGV Software, a supplier of Internet software products, which was acquired by Cisco Systems. Mr. Frerichs holds a B.S. in Computer Science from Texas A&M University. Mr. Frerichs was designated by Nokia Finance International, B.V. (NFI) pursuant to the Investor Rights Agreement entered into in connection with NFI’s investment in the Company. This agreement required the Company to appoint a designee of NFI to the board upon NFI’s investment and to nominate a designee of NFI for election by the Company’s shareholders.

      There are no family relationships among any of the Company’s directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding ownership of the Common Stock as of November 15, 2002 by (a) each person known to the Company to own more than 5% of the outstanding shares of the Common Stock on November 15, 2002, (b) each director and nominee for director of the Company, (c) the Company’s Chief Executive Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the “SEC”) or other reliable information.

	Number of Shares of	Percent of
	Common Stock	Common Stock
Name and Address(1)	Beneficially Owned(2)	Outstanding(2)

Hedreen Joint Venture(3)	1,707,842	6.6%
P.O. Box 9006 Seattle, WA 98109
Kern Capital Management, LLC(4)	2,566,200	9.9%
114 West 47th Street, Suite 1926 New York, NY 10036
Nokia Finance International, B.V. and Nokia Corporation(5)	2,466,421	9.5%
Keilalahdentie 4 P.O. Box 226 FIN-00045 Nokia Group Finland
John McAdam(6)	772,776	3.0%
Steven Coburn(7)	102,499	*
Steven Goldman(8)	292,807	1.1%
Jeff A. Pancottine(9)	228,349	*
Edward J. Eames(10)	171,134	*
Jeffrey S. Hussey(11)	2,300,060	8.9%
Keith D. Grinstein(12)	43,500	*
Karl D. Guelich(13)	27,940	*
Alan J. Higginson(14)	131,800	*
Kenny Frerichs	0	*
All directors and executive officers as a group (10 people)(15)	4,070,865	15.7%

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119.

(2)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after November 15, 2002. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)	The holding shown is as reported by Hedreen Joint Venture (“HJV”) in a Schedule 13D filed on July 9, 2002. HJV has indicated in the Schedule 13D that it is a Washington joint venture whose principal business is administering the brokerage accounts of the joint venturers. Richard C. Hedreen is HJV’s sole manager.

(4)	The holding shown is as reported by Kern Capital Management in a Schedule 13D filed on May 10, 2002.

(5)	The holding shown is based on a Schedule 13D filed on July 9, 2001 by Nokia Finance International B.V. (“NFI”) and Nokia Corporation. NFI and Nokia Corporation have reported shared voting and dispositive power with respect to the shares. In addition NFI holds a common stock purchase warrant which provides it a right to acquire at any time during the ten business days immediately following December 31, 2002 that number of shares of Common Stock that will cause its aggregate interest in the Company to be one share less than 20% of the Company’s outstanding Common Stock on the date of exercise.

(6)	Includes 719,791 shares issuable upon exercise of options exercisable within 60 days of November 15, 2002.

(7)	Includes 102,499 shares issuable upon exercise of options exercisable within 60 days of November 15, 2002.

(8)	Includes 166,947 shares issuable upon exercise of options exercisable within 60 days of November 15, 2002.

(9)	Includes 224,999 shares issuable upon exercise of options exercisable within 60 days of November 15, 2002.

(10)	Includes 169,582 shares issuable upon exercise of options exercisable within 60 days of November 15, 2002.

(11)	Does not include 350,000 shares held by Brian Dixon as trustee of the Hussey Family Trust fbo Mr. Hussey’s minor child. Mr. Hussey disclaims any beneficial ownership of the shares held by the trust. Includes 67,666 shares issuable upon exercise of options exercisable within 60 days of November 15, 2002.

(12)	Includes 37,500 shares issuable upon exercise of options exercisable within 60 days of November 15, 2002.

(13)	Includes 27,500 shares issuable upon exercise of options exercisable within 60 days of November 15, 2002.

(14)	Includes 121,500 shares issuable upon exercise of options exercisable within 60 days of November 15, 2002.

(15)	Includes 1,637,984 shares issuable upon exercise of options exercisable within 60 days of November 15, 2002.

Certain Relationships and Transactions

      The Company has entered into indemnification agreements with the Company’s directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company’s future directors and certain future officers.

      In October, 2000, the Company extended a loan to Jeff Pancottine, the Company’s Senior Vice President of Marketing and Business Development, and his wife, in the principal amount of $350,000, in order to facilitate the purchase of a residence in the Seattle area. This loan is evidenced by a promissory note, the principal of which is payable in three equal installments, together with accrued interest, on March 31, 2002, March 31, 2003, and March 31, 2004, or immediately upon the sale of Mr. Pancottine’s residence or termination of Mr. Pancottine’s employment. Payments due under the note were extended for a period of one year, as allowed per the terms of the note. Interest accrues on the loan at the rate of 6% per annum.

      On June 26, 2001, the Company entered into a Common Stock and Warrant Purchase Agreement with Nokia Finance International B.V. (“NFI”), which then became one of the Company’s 5% shareholders. Under this Agreement, the Company issued and sold to NFI (i) 2,466,421 shares of Common Stock and (ii) warrants (the “Warrants”) to purchase additional shares of Common Stock, in exchange for total proceeds of $34.9 million. The Warrants allow NFI to purchase additional shares of Common Stock to increase its ownership percentage in the Company (up to a maximum of one share less than 20%) during the ten business day period beginning on December 31, 2002, at an exercise price equal to the average 10-day closing price before the start of such period. As part of this transaction, the Company and NFI also entered into an OEM Software License Agreement and a Technology Development Agreement. Under these agreements NFI may resell the Company’s full suite of Internet traffic management products, and work with the Company to identify and pursue a number of joint technology development initiatives. The Company also entered into an Investor’s Rights Agreement with NFI. Among other things, this agreement grants to NFI certain preemptive and registration rights. This agreement also permitted NFI to designate a representative to be appointed to the Company’s Board of Directors and requires the Company to nominate an NFI designee for election by the Company’s shareholders so long as NFI holds at least 5% of the Company’s Common Stock. Kenny Frerichs is NFI’s designee to the Company’s Board of Directors. The Investor’s Rights Agreement will terminate on the latest of (i) the second anniversary of the Investor’s Rights Agreement, (ii) the termination of the OEM Agreement, or (iii) the termination of the Technology Agreement.

      The Company believes that the foregoing agreements are in the Company’s best interest and were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and any of the Company’s officers, directors or principal shareholders will be approved by a majority of the independent and disinterested members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with the Company’s bona fide business purposes.

Change of Control Arrangements

      Upon certain changes in control of the Company as provided under the Non-Qualified Stock Option Agreements for John McAdam and Steve Coburn, the vesting of all outstanding stock awards under these agreements and the time during which these awards may be exercised will be accelerated and the awards terminated if not exercised before the change in control. Changes in control as provided under the Non-Qualified Stock Option Agreement for Jeff Pancottine will cause such acceleration of vesting and time for exercise for 50% of the stock awards under this agreement.

      Upon certain changes in control of the Company as provided under the 1998 Equity Incentive Plan, all outstanding stock awards under this plan will either be assumed or substituted by the surviving entity. If the surviving entity determines not to assume or substitute these awards, then with respect to persons whose service with the Company or an affiliate of the Company has not terminated before the change in control, the vesting of 50% of these stock awards and the time during which these awards may be exercised will be accelerated and the awards terminated if not exercised before the change in control.

      Upon certain changes of control of the Company as provided under the Amended and Restated 1996 Stock Option Plan, or in the case of a dividend in excess of 10% of the then fair market value of the Company’s stock, all outstanding options under this plan will automatically become fully vested and exercisable for the duration of the option term.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes during fiscal 2002, such SEC filing requirements were satisfied with the following exceptions: Joann Reiter filed one late transaction.

Equity Compensation Plan Information

      The following table provides information as of September 30, 2002 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

	A	B	C

			Number of Securities Remaining
			Available for Future Issuance
	Number of Securities to be	Weighted Average	Under Equity Compensation Plans
	Issued upon Exercise of	Exercise Price of	(Total Securities Authorized but Unissued
Plan Category	Outstanding Options	Outstanding Options	Under the Plans, Less Column A)

Equity Compensation Plans Approved by Shareholders(1)	4,110,114	$15.99 (2)	1,652,337
Equity Compensation Plans Not Approved by Shareholders(3)	3,130,736	$19.04	623,126

Total	7,240,850	$17.30	2,275,463

(1)	Consists of the Amended and Restated 1996 Stock Option Plan, 1998 Equity Incentive Plan, Non-Employee Director Stock Option Plan and the 1999 Employee Stock Purchase Plan.

(2)	Does not include a weighted average exercise price for 1999 Employee Stock Purchase Plan.

(3)	Consists of the 2000 Employee Equity Incentive Plan and executive new hire grants.

EXECUTIVE COMPENSATION

      The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company by (a) the Chief Executive Officer of the Company (the “CEO”), and (b) the Company’s other executive officers whose salary and bonus for fiscal 2002 exceeded $100,000 and who were serving as executive officers of the Company at the end of the 2002 fiscal year (collectively, together with the CEO, the “Named Executive Officers”).

Summary of Compensation

      The following table summarizes the compensation earned by the Named Executive Officers during fiscal 2002, 2001 and 2000.

							Long Term
		Annual Compensation					Compensation

					Other Annual		Securities
		Salary	Bonus(1)		Compensation		Underlying
Name and Principal Position	Year	($)	($)		($)		Options(#)

John McAdam	2002	$424,150	$271,245		—		200,000
President, Chief Executive Officer	2001	$400,000	$162,340		$1,253,942	(2)	745,000
and director	2000	$75,898	$866,000	(3)	—		695,000 (4)
Steven Coburn	2002	$229,455	$154,794		—		70,000
Senior Vice President of Finance	2001	$77,596	$12,500		—		200,000
and Chief Financial Officer	2000	—	—		—		—
Steven Goldman	2002	$222,750	$208,858		$3,000	(5)	70,000
Senior Vice President of Sales and	2001	$211,154	$185,002		$3,625	(5)	107,500
Services	2000	$124,833	$185,330		$3,000	(5)	52,500 (6)
Jeff Pancottine	2002	$212,150	$198,913		$3,000	(5)	70,000
Senior Vice President of Marketing	2001	$188,718	$224,048	(7)	$3,800	(5)	300,000
and Business Development	2000	—	—		—		—
Edward Eames	2002	$212,150	$118,023		$3,000	(5)	70,000
Senior Vice President of Business	2001	$191,250	$75,411		—		205,000
Operations and Vice President of	2000	—	—		—		—
Global Services

(1)	Includes bonus amounts paid during the fiscal year.

(2)	Includes $151,313 for moving expenses and a reimbursement of $1,102,629 for taxes related to the exercise of a non-qualified stock option.

(3)	Reimbursement for retention bonus that Mr. McAdam was required to pay back to a former employer.

(4)	645,000 of these options were subsequently cancelled at the request of Mr. McAdam.

(5)	Consists of the Company’s matching contribution under the 401(k) plan.

(6)	Options were subsequently cancelled at the request of Mr. Goldman.

(7)	Includes $50,000 signing bonus.

Options Grants in Last Fiscal Year

      The following table sets forth information concerning the award of stock options to the Named Executive Officers during fiscal 2002.

			Percent of			Potential Realizable Value at
	Number of		Total Options			Assumed Annual Rates of
	Securities		Granted to			Stock Price Appreciation for
	Underlying		Employees	Exercise or		Option Term(2)
	Options		in Fiscal	Base Price	Expiration
Name	Granted(#)		Year(1)	($/Sh)	Date	5%($)	10%($)

John McAdam	200,000	(3)	9%	$11.12	5/6/12	$1,398,660	$3,544,480
Steven Coburn	70,000	(3)	3%	$11.12	5/6/12	$489,531	$1,240,568
Steven Goldman	70,000	(3)	3%	$11.12	5/6/12	$489,531	$1,240,568
Jeff Pancottine	70,000	(3)	3%	$11.12	5/6/12	$489,531	$1,240,568
Edward Eames	70,000	(3)	3%	$11.12	5/6/12	$489,531	$1,240,568

(1)	A total of 2,233,850 stock options were granted in fiscal 2002 by the Company to approximately 500 employees including options granted to executive officers.

(2)	These assumed rates of appreciation are provided in order to comply with requirements of the SEC, and do not represent the Company’s expectation as to the actual rate of appreciation of the Common Stock. The actual value of the options will depend on the performance of the Common Stock, and may be greater or less than the amounts shown.

(3)	Options vest in equal monthly increments over the two years following the date of grant.

Exercise of Stock Options and Fiscal Year-End Option Values

      The following table sets forth information concerning the exercise of stock options during fiscal 2002 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
			September 30, 2002(#)		September 30, 2002($)(2)
	Shares
	Acquired on	Value	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	Exercise(#)	Realized($)(1)	(#)	(#)	($)	($)

John McAdam	—	—	555,833	389,167	$813,938	$279,563
Steven Coburn	—	—	78,332	191,668	$0	$0
Steven Goldman	—	—	123,822	104,116	$358,562	$6,417
Jeff Pancottine	—	—	165,832	204,168	$15,583	$6,417
Edward Eames	20,000	$308,041	101,039	153,961	$7,333	$6,417

(1)	Based on the market value of the Common Stock at the exercise date, less the exercise price, multiplied by the number of shares acquired upon exercise.

(2)	Based on the $7.55 per share market value of the Common Stock at September 30, 2002, less the exercise price, multiplied by the number of shares underlying the option.

Report of Compensation Committee

      The Compensation Committee is comprised of three members of the Board of Directors who are not employees of the Company. It is responsible for setting and monitoring policies governing compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under the Company’s stock option plans. The objectives of the committee are to correlate executive compensation with the Company’s business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to its long-term success.

Compensation Philosophy

      The Company’s philosophy concerning compensation for executive officers is to directly link their compensation to continuous improvements in the Company’s financial performance. The key elements of this philosophy are as follows:

1. provide a competitive total compensation package that enables the Company to attract, retain and reward executive officers who contribute to the Company’s success;

2. provide incentive compensation that is directly linked to the performance of the Company; and

3. establish incentives that relate to the Company’s annual and long-term business strategies and objectives.

      Consistent with this philosophy, the compensation package offered to executive officers includes: (i) base salary, (ii) incentive compensation, and (iii) long-term, equity incentives in the form of stock options.

Salary

      The Compensation Committee consists of three outside directors. Its function is to annually assess the performance of and determine salary and incentive compensation for the President and Chief Executive Officer. The Compensation Committee also reviews and approves annual salary and incentive compensation increases for other executive officers recommended by the President and Chief Executive Officer.

      In setting Mr. McAdam’s compensation, the Committee considers compensation levels for similar positions at public companies of similar size and revenue levels, in similar industries, and with similar technological and marketing challenges, operational complexities and long-term performance and growth objectives. The Committee reviews salary surveys and publicly available information on compensation levels in performing this analysis. Over the past two years, the Committee also considered the Company’s success in meeting its operational, financial and strategic goals under extremely difficult economic conditions, Mr. McAdam’s success in reworking the Company’s business model to focus on enterprise customers and the strength of the executive team built by Mr. McAdam. Mr. McAdam began his employment with the Company in July 2000 with a salary and bonus comparable to his then-current compensation level with his former employer. His base salary was increased by 6% in fiscal 2001, and by 5% in fiscal 2002, consistent with base salary increases for the rest of the Company’s executive officers in those years.

      In determining executive officer salaries, the Compensation Committee reviews recommendations from Mr. McAdam, which are based on information from salary surveys covering technology companies in the Seattle and other comparable areas, individual performance levels and the Company’s financial condition. The Compensation Committee also considers incentive compensation based on the Company’s financial performance.

Incentive Compensation

      To reinforce the attainment of Company goals, the Committee believes that a significant portion of the annual compensation of the executive officers should be in the form of incentive compensation. The Committee believes that incentives based on attaining established financial targets, properly aligns the interests of the executive officers with the interests of the stockholders. Bonuses for Mr. McAdam and the other executive officers are awarded quarterly based on achievement of the Company’s top and bottom line objectives, with accelerators for exceeding these objectives. Mr. McAdam’s bonus is set at 75% of his base salary.

Stock Options

      The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company’s shareholders and periodically approves stock option grants under the Company’s employee stock option plans. Stock options are typically granted at the current market price and will only have value if the Company’s stock price increases over the exercise price.

      The Compensation Committee reviews and approves recommendations made by the Chief Executive Officer on stock option grants for other executive officers. These recommendations for options are based on the relative position and responsibilities of each executive officer and previous and expected contributions of each officer to the Company’s success. Generally option grants vest over a two or four-year period. Upon joining the Company, Mr. McAdam was given options in an amount comparable to those given to other non-founder executives hired to perform similar functions in comparable companies. This initial option grant was subsequently cancelled at his request. Mr. McAdam has been awarded several additional option grants in amounts considered by the Compensation Committee to be appropriate considering Mr. McAdam’s performance and market conditions.

      Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Compensation Committee is aware of this limitation and had decided that it is not appropriate at this time to limit the Company’s discretion to design the cash compensation packages payable to the Company’s executive officers.

Compensation Committee

Karl D. Guelich, Chair
Alan J. Higginson
Keith D. Grinstein

Report of the Audit Committee

      The Audit Committee consists of three outside directors, each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PricewaterhouseCoopers, LLP, the Company’s independent auditors, is responsible for expressing an opinion as to the conformity of the audited financial statements with generally accepted accounting principles.

      In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed, with the independent auditors, their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the independence of the auditors.

      The Audit Committee has discussed and reviewed with the auditors all matters required to be discussed under the Statement on Auditing Standards No. 61 Communication with Audit Committees. The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

      The Audit Committee discussed with the independent auditors the overall scope and plans for the annual audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their consideration of the Company’s internal controls in connection with their audit, and the overall quality of the Company’s financial reporting.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2002 for filing with the Securities and Exchange Commission. The Audit Committee has also selected the independent auditors for the fiscal year ending September 30, 2003.

Audit Committee

Karl Guelich, Chair
Alan J. Higginson
Keith D. Grinstein

Stock Price Performance

      The information regarding stock price performance contained in this section shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

      The graph below compares the annual percentage change in the cumulative total return on the Common Stock for the Nasdaq Composite Index and the Nasdaq Computer Index for the period commencing June 4, 1999 the date of the Company’s initial public offering, and ending September 30, 2002.

Comparison of Cumulative Total Return

Among F5 Networks Inc.,
Nasdaq Composite and Nasdaq Computer Index

	6/4/99	9/30/99	9/29/00	9/28/01	9/30/02

F5 Networks, Inc.	100	457	229	62	51
Nasdaq Composite	100	111	148	60	47
Nasdaq Computer Index	100	122	173	55	42

Assumes that $100 was invested June 4, 1999 in the Company’s Common Stock and in each index, and that all dividends were reinvested. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

PROPOSAL 1: ELECTION OF DIRECTORS

      At the Annual Meeting, the shareholders will vote on the election of two Class I directors to serve for three-year terms until the annual meeting of shareholders for fiscal year end 2005 and until their successors are elected and qualified. The Board of Directors has unanimously nominated Karl D. Guelich and Keith D. Grinstein for election to the Board of Directors as Class I directors. The nominees have indicated that they are willing and able to serve as directors. If either nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Shareholders do not have cumulative voting rights in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF BOTH NOMINEES.

      Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Messrs. Guelich and Grinstein.

PROPOSAL 2: AMENDMENT TO THE 1998 EQUITY INCENTIVE PLAN

      At the Annual Meeting, the shareholders of the Company will be asked to approve an amendment to the 1998 Equity Incentive Plan (the “1998 Plan”) which, if approved, will increase the number of shares of Common Stock available for purchase under the 1998 Plan by 1,000,000 shares, to an aggregate of 6,300,000 shares. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company represented and voting at the Annual Meeting is required to adopt the amendment to the 1998 Plan.

      The Board of Directors believes that the 1998 Plan has contributed to strengthening the incentive of participating employees to achieve the objectives of the Company and its shareholders by encouraging employees to acquire a greater proprietary interest in the Company. The Board of Directors believes that additional shares must be reserved for use under the 1998 Plan to enable the Company to attract and retain key employees through the granting of options under the 1998 Plan. The proposed increase in the number of shares under the 1998 Plan is not required or intended to cover awards previously made under the 1998 Plan. As such, no new plan benefits have been granted to date, and future awards under the 1998 Plan are not yet determinable.

Description of the 1998 Plan

      The following description of the 1998 Plan is a summary and so is qualified by reference to the complete text of the 1998 Plan, which is available through EDGAR or upon request of the Company.

      General. The 1998 Plan provides for grants of incentive stock options (“ISOs”) that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to employees, including officers, of F5 Networks or any affiliate of F5 Networks, and nonstatutory stock options (“NSOs”), restricted stock purchase awards (“Restricted Stock Awards”), and stock bonuses to employees, including officers, or directors of and consultants to F5 Networks or any affiliate of F5 Networks. As of November 15, 2002, the Company had approximately 469 employees, 5 non-employee directors and 5 consultants who would be eligible to participate in the 1998 Plan.

      The 1998 Plan was adopted by the Board of Directors on October 22, 1998 and the Company’s shareholders approved it on November 12, 1998. Initially, 800,000 shares were reserved for issuance under the 1998 Plan. In April 1999, 1,500,000 shares were reserved for issuance under the 1998 Plan, which increase was approved by shareholders in May 1999. On November 9, 1999, 1,000,000 shares were reserved for issuance under the plan, which increase was approved by the shareholders on February 17, 2000. On January 18, 2001, 2,000,000 were reserved for issuance under the plan, which increase was approved by the shareholders on April 20, 2001.

      A total of 1,095,000 options were granted to certain executive officers on their hire dates under individual option plans. Of these options, 645,000 have been cancelled and terminated. As of December 6, 2002, the Company had issued 891,792 shares upon the exercise of options granted under the 1998 Plan and options to purchase 3,380,743 shares were outstanding with 1,027,465 shares reserved for future grants or purchases under the 1998 Plan. The 1998 Plan will terminate on October 21, 2008, unless terminated sooner by the Board. Shares subject to stock awards that have lapsed or terminated, without having been exercised in full, may again become available for the grant of awards under the 1998 Plan.

      The Board of Directors or a committee appointed by the Board administers the 1998 Plan. The Board of Directors has the authority to determine which recipients and what types of awards are to be granted, including the exercise price, number of shares subject to the award and the exercisability of the awards. Any award may be granted either alone or in tandem with other awards.

      Options. Options granted under the 1998 Plan may be ISOs or NSOs. The term of a stock option granted under the 1998 Plan generally may not exceed 10 years. The Board of Directors determines the exercise price of options granted under the 1998 Plan. However, in the case of an ISO, the exercise price cannot be less than 100% of the fair market value of the Company’s Common Stock on the date of grant and, in the case of an NSO, the exercise price cannot be less than 50% of the fair market value of the Company’s Common Stock on the date of grant. Options granted under the 1998 Plan vest at the rate specified in the option agreement.

      Except as expressly provided by the terms of an NSO agreement, an optionee may not transfer options other than by will or the laws of descent or distribution, provided that an optionee may designate a beneficiary who may exercise the option following the optionee’s death. An optionee whose relationship with the Company or any related corporation ceases for any reason, except by death or permanent and total disability, generally may exercise vested options up to three months following cessation. Vested options may generally be exercised for up to 12 months after an optionee’s relationship with F5 Networks or any affiliate of F5 Networks ceases due to disability and for generally up to 18 months after the relationship with F5 Networks or any affiliate of F5 Networks ceases due to death. However, options may terminate or expire sooner or later as may be determined by the Board of Directors and set forth in the option agreement.

      No ISO may be granted to any person who, at the time of the grant, owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of F5 Networks or any affiliate of F5 Networks, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of the Company’s Common Stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year under the 1998 Plan and all other stock plans of the Company and its affiliates may not exceed $100,000. The options, or portions of the options, which exceed this limit are treated as NSOs.

      No person may be granted options under the 1998 Plan covering an aggregate of more than 200,000 shares of Common Stock in any calendar year. The Company believes that with this limitation and other provisions of the 1998 Plan, options granted under the 1998 Plan that have an exercise price equal to or greater than the fair market value of the stock subject to the option on the date of grant will generate “qualified performance-based compensation” within the meaning of section 162(m) of the Internal Revenue Code and will therefore not be subject to the $1,000,000 cap on deductibility for federal income tax purposes of certain compensation payments in excess of $1,000,000. See “Certain Federal Income Tax Consequences” below.

      Restricted Stock Awards and Stock Bonuses. Restricted Stock Awards granted under the 1998 Plan may be granted pursuant to a repurchase option in the Company’s favor in accordance with a vesting schedule determined by the Board. The purchase price of these awards will be at least 50% of the fair market value of the Company’s Common Stock on the date of grant. Stock bonuses may be awarded in consideration for past services. Rights under a stock bonus or restricted stock purchase agreement may not be transferred other than by will or by the laws of descent and distribution unless the stock bonus or restricted stock purchase agreement specifically provides for transferability.

      Change of Control Provisions. Upon certain changes in control of the Company as provided under the 1998 Plan, the surviving entity will either assume or substitute all outstanding stock awards under the 1998 Plan. If the surviving entity determines not to assume or substitute these awards, then with respect to persons whose service with F5 Networks or an affiliate of F5 Networks has not terminated before the change in control, the vesting of 50% of these stock awards (and the time during which these awards may be exercised) will accelerate and the awards terminated if not exercised before the change in control.

Certain Federal Income Tax Consequences

      THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT, OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

Incentive Stock Options

      Awards and Exercise of Options. ISOs are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). The recipient of an Option (the “Optionee”) does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the Option exercise price (the “Option Spread”) is includable in the Optionee’s “alternative minimum taxable income” (“AMTI”) for purposes of the alternative minimum tax (“AMT”). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a “substantial risk of forfeiture” (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, any limitations on resale of shares imposed under Section 16(b) of the Exchange Act). In addition, when stock is acquired subject to a “substantial risk of forfeiture”, an Optionee’s holding period for purposes of determining whether any capital gain or loss on sale is long-term will generally not begin until the restriction lapses or the Optionee files an election under Section 83(b) of the Code (a “Section 83(b) Election”).

      Sale of Option Shares. If an Optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date such shares were transferred to the Optionee, any gain from a sale of the shares other than to the Company should be taxable as capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an Optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a “Disqualifying Disposition”), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is considered capital gain. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is “not essentially equivalent to a dividend” within the meaning of the Code.

      Exercise with Stock. If an Optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan (“statutory option stock”), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously- owned stock is used to exercise an ISO.

Nonqualified Stock Options

      Award and Exercises of Options. An Optionee is not taxable upon the award of a NSO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a “substantial risk of forfeiture.” If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the Optionee files a Section 83(b) Election with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Optionee’s tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long-term or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the Optionee will not be taxable upon exercise, but instead will have ordinary income, on the date the stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the difference between the amount paid for the shares under the Option and their fair market value on such date; in addition, the Optionee’s holding period will begin on that date.

      Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes “supplemental wages” subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

      Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NSO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee’s tax basis in the shares, which will be long-term gain or loss if the employee’s holding period in the shares is more than one year. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is “not essentially equivalent to a dividend” within the meaning of the Code.

      Exercise with Stock. If an Optionee tenders Common Stock (other than statutory option stock — see above) to pay all or part of the exercise price of a NSO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

      If the surrendered shares are statutory option stock as described above under “Incentive Stock Options”, with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a “disqualifying disposition” of the surrendered stock.

Section 162(m) Limitations

      Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensation executive officers in any year after 1993. Under current regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is that the plan must state the maximum number of shares with respect to which option may be granted to any employee during a specified period. Accordingly, the 1998 Plan provides that no participant, with certain exceptions, may be granted options to acquire more than 200,000 shares in any year.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

      Unless instructed otherwise, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards or electronic ballots for this proposal.

OTHER MATTERS

Auditors

      The independent accounting firm of PricewaterhouseCoopers LLP has acted as the Company’s auditor since inception and has been selected as the auditor for the current year. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the year 2002 and reviews of the financial statements included in the Company’s Forms 10-Q for the year 2002 were $197,202.

Financial Information Systems Design and Implementation Fees

      PricewaterhouseCoopers LLP provided no professional services of this nature to the Company in the year 2002.

All Other Fees

      The aggregate fees billed for services rendered to the Company by PricewaterhouseCoopers LLP, other than fees for audit services, for the year 2002 were $17,830. Such services included tax services and services related to an S-8 filing.

      The Audit Committee considered whether the provision of nonaudit services is compatible with the principal accountants’ independence and concluded that the provision of nonaudit services has been compatible with maintaining the independence of the Company’s external auditors. The Audit Committee has authorized the Company’s external auditors to provide tax services for the Company for 2003.

      Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING FOR FISCAL YEAR END 2003

      The Company’s Bylaws provide that advance notice of a shareholder’s proposal must be delivered to or mailed and received at the Company’s principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Company fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Each shareholder’s notice must contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (C) the class and number of shares of the Company which are beneficially owned by the shareholder, (D) any material interest of the shareholder in such business and (E) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such shareholder’s capacity as a proponent of a shareholder proposal.

      A copy of the full text of the provisions of the Company’s Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

      Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the Annual Meeting for fiscal year end 2003 must submit the proposal to the Company no later than September 8, 2003. Shareholders who intend to present a proposal at the Annual Meeting for fiscal year end 2003 without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than November 15, 2003. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By Order of the Board of Directors,

JOANN REITER
Vice President, General Counsel and Secretary

F5 NETWORKS, INC.
ANNUAL MEETING OF SHAREHOLDERS
February 13, 2003

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Joann Reiter, with full power of substitution, proxy to vote at the Annual Meeting of Shareholders of F5 Networks, Inc. (the “Company”), to be held on February 13, 2003 at 10:00 a.m., local time, at F5 Networks, Inc. Headquarters, 401 Elliott Avenue West, Seattle, WA 98119, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company, held or owned by the undersigned, as directed on the reverse side of this proxy card, and in her discretion upon such other matters as may come before the meeting.

     Please date, sign and mail your proxy card back as soon as possible!

(TO BE SIGNED ON REVERSE SIDE)

[X]	Please mark your votes as in this example

Election of Directors		For	Withhold	For All	To withhold authority to vote, mark "For All Except"
		All	All	Except	and write the nominee's number on the line below.

Nominees: Class I
1.	01) Karl D. Guelich 02) Keith D. Grinstein	[ ]	[ ]	[ ]

Vote On Proposal		For	Against	Abstain

2.	Approval of Amendment to 1998 Equity Incentive Plan	[ ]	[ ]	[ ]

This proxy is revocable and when properly executed, will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS.

_____________________________	Date _______, 2003	_____________________________	Date _______, 2003
Signature		Signature if held jointly

NOTE: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.